VOTING AGREEMENT

THIS AGREEMENT made as of the 30 day of September, 2004

BETWEEN:

BRENT W. SWANICK, of the City of Toronto in the Province of Ontario (the "**Designated Voter**")

- and-

CREATIVE VISTAS INC., a corporation existing under the laws of the State of New York (the "**Parentco**")

WHEREAS A.C. Technical Acquisition Corp. (the "**Corporation**") is governed by the laws of the *Business Corporations Act* (Ontario) (the "**OBCA**");

AND WHEREAS the Corporation is authorized to issue an unlimited number of class VFV shares (the "**Class VFV Shares**") and unlimited number of class NVE shares (the "**Class NVE Shares**");

AND WHEREAS Parentco by the signature of its designated officer hereto represents that, at the date hereof, it is the registered owner of one-hundred (100) Class NVE Shares, which Class NVE Shares are non-voting, and fifty (50) Class VFV Shares, which Class VFV Shares have the right to vote;

AND WHEREAS the Designated Voter by his signature hereto represents that, at the date hereof he is the registered owner of fifty (50) Class VFV Shares, which Class VFV Shares have the right to vote;

AND WHEREAS it is the intention of the parties hereto that any securities of the Corporation now owned or hereinafter acquired by Parentco or the Designated Voter shall be subject to the terms and conditions of this Agreement;

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree with each other as follows:

1. During the term of this Agreement, the Designated Voter shall, from time to time, discuss particular proposals relating to the Class VFV Shares with the board of directors of Parentco and shall solicit advice or opinion with respect to such proposals but shall not be bound to follow such advice or opinion, which proposals may include, without limiting the foregoing, the exercise of any and all of the rights of the Designated Voter related to the Class VFV Shares including, without limitation, to vote, execute and deliver any and

all instruments of proxy, authorizations, consents, written resolutions, waivers or any other agreements in respect of the Class VFV Shares, revoke any such instrument, authorization, consent, written resolution, waiver or other agreement given prior to, on or after the date hereof, designate in any such instruments of proxy any person or persons as the proxy or the proxy nominee or nominees of the Designated Voter in respect of the Class VFC Shares for all purposes including, without limitation, in connection with any meeting (whether annual, special or otherwise and any adjournments thereof) of holders of securities of the Corporation and to sell, transfer and assign the Class VFV Shares and to execute any and all documents in connection therewith.

2. The parties hereto agree that the provisions of this Agreement shall apply *mutatis mutandis* to any shares or securities into which the Class VFV Shares may be converted, changed, reclassified, redivided, redesignated, subdivided or consolidated, to any shares or securities that are received by the Designated Voter or Parentco as a stock dividend or distribution payable in shares or securities of the Corporation that entitle the holder thereof to vote at any meeting of holders of securities of the Corporation and to any shares or securities of the Corporation or of any successor or continuing company or corporation to the Corporation that may be received by the Designated Voter or Parentco on a reorganization, amalgamation, consolidation or merger, statutory or otherwise.

3. In carrying out his duties and responsibilities under this Agreement, the Designated Voter shall not be responsible for any loss occasioned by his actions and shall incur no liability or responsibility by reason of any error, mistake, action or omission made or done under or pursuant to this Agreement, except for his own willful or negligent default.

4. The Designated Voter:

   (a) shall be under no responsibility in respect of any of the Class VFV Shares and Class NVE Shares, except to deal with them in accordance with the provisions of this Agreement; and

   (b) shall not be required to defend any legal proceedings which may be instituted against him in respect of or arising out of anything herein contained unless requested to do so by a party hereto and indemnified to his reasonable satisfaction against the cost and expense of such defense.

5. This Agreement shall continue in full force and effect until redemption or purchase for cancellation of the Class VFV Shares held by Designated Voter or any other transaction involving the securities of the Corporation (or any successor or amalgamated corporation) as a result of which the securities of the Corporation (or any successor or amalgamated corporation) are listed on a recognized stock exchange or quoted on a recognized stock quotation system in Canada or the United States.

6. The Designated Voter, for the time being, may resign and be discharged from all further duties and obligations hereunder by giving Parentco, at least 3 day's notice in writing or such shorter notice as Parentco may accept as sufficient. Parentco shall have power at any time to remove the Designated Voter and to appoint a new designated voter hereunder by

delivering to the Designated Voter an instrument in writing signed by Parentco. In the event of the Designated Voter resigning or being removed as aforesaid or becoming bankrupt, dying or otherwise becoming incapable of acting hereunder, Parentco shall forthwith appoint a new designated voter hereunder by delivering to the Designated Voter an instrument in writing signed by Parentco. On any new appointment, the new designated voter shall be vested with the same powers, rights, duties and responsibilities as if he had been originally named herein as Designated Voter, without any further assurance, conveyance, act or deed provided, however, that the new designated voter shall have first entered into a guaranty and share pledge agreement with Laurus Master Funds, Ltd. in the same form as that entered into by the Designated Voter on the date hereof.

7. Parentco shall pay the reasonable administrative fees and expenses of the Designated Voter incurred in the performance of the Designated Voter's obligations hereunder. All other costs associated with this Agreement will be paid by the party incurring such costs.

8. The Designated Voter acknowledges and agrees that it had the opportunity to seek and was not prevented nor discouraged by Parentco from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that the Designated Voter did not avail himself of that opportunity prior to signing this Agreement, he did so voluntarily without any undue pressure, and agrees that his failure to obtain independent legal advice shall not be used by him as a defense to the enforcement of his obligations under this Agreement.

9. The Designated Voter acknowledges and agrees that the legal remedies available to Parentco in the event the Designated Voter fails to fulfill the provisions of this Agreement would be inadequate and that Parentco shall be entitled, without posting any bond or other security, to temporary, preliminary and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which Parentco may have at law or in equity.

10. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereto hereby attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

11. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable laws. If, however, any provision of this Agreement shall be held to be prohibited by or invalid under applicable laws, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12. This Agreement may be amended only by the written agreement of Parentco, and the Designated Voter. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party entitled to the observance of such term. Any amendment or waiver effected in compliance with the foregoing provision shall be binding upon the

parties hereto and their respective heirs, executors, successors, personal representatives and assigns.

13. This Agreement may not otherwise be assigned by any party without the prior written consent of the other parties hereto.

14. The provisions hereof shall inure to the benefit of, and be binding upon, the heirs, executors, successors, personal representatives and assigns of the parties hereto. The Designated Voter shall not assign the Class VFV Share unless the transferee agrees to be bound by the terms and conditions hereof as if it were an original signatory hereto.

15. This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof.

16. Any notice, consent, direction or other instrument required or permitted to be given under the provisions of this Agreement shall be in writing and may be given by delivering same or mailing same by prepaid registered mail or sending same by facsimile or email or other similar form of communication in each case addressed as follows:

> If to Parentco, to the Chairman of the Board as provided on the shareholders' register of the Corporation;
>
> If to the Designated Voter, as provided on the shareholders' register of the Corporation:

Any notice, consent, direction or other instrument aforesaid, if delivered by hand, shall be deemed to have been given or made on the day in which it was delivered and if sent by facsimile or email or other similar form of communication shall be deemed to have been given or made on the next business day following the day on which it was so sent or emailed and if mailed shall be deemed to have been given or made on the third business day following the date on which it was so mailed provided that, in the event of an interruption in postal services before such third business day, such communication shall be given by one of the other means. Any party hereto may give written notice of change of address in the same manner in which any notice shall thereafter be given to it as above provided at such changed address.

17. The parties hereto shall cause the Corporation shall file a copy of this Agreement in its minute books.

18. Each of the parties hereto agrees to execute and deliver to the other parties hereto, upon request, such other instruments and documents as any other party hereto may reasonably request from time to time in order to more fully effectuate the purposes of this Agreement.

19. In this Agreement, words importing the singular include the plural and vice versa; and words importing gender include all genders.

20. This Agreement may be executed in several counterparts and may be delivered by facsimile transmission, each of which when executed by any of the parties shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first set out above.

SIGNED, SEALED AND DELIVERED
in the presence of

witness of signature of

BRENT W. SWANICK

CREATIVE VISTAS, INC.,

Per: [signature]
Name:
Title:
Authorized Signing Officer

20. This Agreement may be executed in several counterparts and may be delivered by facsimile transmission, each of which when executed by any of the parties shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first set out above.

SIGNED, SEALED AND DELIVERED
in the presence of

witness of signature of

BRENT W. SWANICK

CREATIVE VISTAS, INC.,

Per:
Name:
Title:
Authorized Signing Office